Exhibit T3A-33

The Commonwealth of Massachusetts
William Francis Galvin

Minimum Fee: $35.00

Secretary of the Commonwealth, Corporations Division
One Ashburton Place, 17th floor
Boston, MA 02108-1512
Telephone: (617) 727-9640

Special Filing Instructions

Articles of Organization

(General Laws, Chapter 180)

Federal Employer Identification Number: 463348302 *(must be 9 digits)*

ARTICLE I

The exact name of the corporation is:

PATRIOT CARE CORP.

ARTICLE II

The purpose of the corporation is to engage in the following business activities:

THIS CORPORATION IS ORGANIZED FOR THE PROSECUTION OF ANY ANTIQUARIAN, HISTORICAL, LITERARY, SCIENTIFIC, MEDICAL, CHIROPRACTIC, ARTISTIC, MONUMENTAL OR MUSICAL PURPOSE AND ANY OTHER LAWFUL PURPOSE PURSUANT TO M.G.L. CHAPTER 180 SECTION 4.

ARTICLE III

A corporation may have one or more classes of members. If it does, the designation of such classes, the manner of election or appointments, the duration of membership and the qualifications and rights, including voting rights, of the members of each class, may be set forth in the by-laws of the corporation or may be set forth below:

ARTICLE IV

Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or members, or of any class of members, are as follows:
(If there are no provisions state "NONE")

NONE

Notes: The preceding four (4) atricles are considered to be permanent and may only be changed by filing appropriate Articles of Amendment.

ARTICLE V

The by-laws of the corporation have been duly adopted and the initial directors, president, treasurer and clerk or other presiding, financial or recording officers, whose names are set out on the following page, have been duly elected.

ARTICLE VI

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a *later* effective date is desired, specify such date which shall not be more than *thirty days* after the date of filing.

ARTICLE VII

The information contained in Article VII is not a permanent part of the Articles of Organization.

a. The street address *(post office boxes are not acceptable)* of the principal office of the corporation *in Massachusetts* is:

No. and Street: 139 STOW ROAD
City or Town: HARVARD State: MA Zip: 01451 Country: USA

b. The name, residential street address and post office address of each director and officer of the corporation is as follows:

Title	**Individual Name** First, Middle, Last, Suffix	**Address** (no PO Box) Address, City or Town, State, Zip Code	**Expiration of Term**
PRESIDENT	MICHAEL ABBOTT	9 WOODBURY LANE NANTUCKET, MA 02554 USA 9 WOODBURY LANE NANTUCKET, MA 02554 USA	Two years
TREASURER	NICHOLAS VITA	9 WOODBURY LANE NANTUCKET, MA 02554 USA 9 WOODBURY LANE NANTUCKET, MA 02554 USA	Two years
CLERK	ROBERT MAYERSON	139 STOW ROAD HARVARD, MA 01451 USA 139 STOW ROAD HARVARD, MA 01451 USA	Two years
DIRECTOR	ROBERT MAYERSON	139 STOW ROAD HARVARD, MA 01451 USA 139 STOW ROAD HARVARD, MA 01451 USA	Two years
DIRECTOR	NICHOLAS VITA	9 WOODBURY LANE NANTUCKET, MA 02554 USA 9 WOODBURY LANE NANTUCKET, MA 02554 USA	Two years
DIRECTOR	MICHAEL ABBOTT	9 WOODBURY LANE NANTUCKET, MA 02554 USA 9 WOODBURY LANE NANTUCKET, MA 02554 USA	Two years

c. The fiscal year (i.e., tax year) of the business entity shall end on the last day of the month of:
December

d. The name and business address of the resident agent, if any, of the business entity is:

Name: INCORP SERVICES, INC.
No. and Street: 10 MILK STREET, SUITE 1055
City or Town: BOSTON State: MA Zip: 02108-4600 Country: USA

I/We, the below signed incorporator(s), do hereby certify under the pains and penalties of perjury that I/we have not been convicted of any crimes relating to alcohol or gaming within the past ten years. I/We do hereby further certify that to the best of my/our knowledge the above-named officers have not been similarly convicted. If so convicted, explain:
ROBERT MAYERSON

IN WITNESS WHEREOF AND UNDER THE PAINS AND PENALTIES OF PERJURY, I/we, whose signature(s) appear below as incorporator(s) and whose name(s) and business or residential address (es) beneath each signature do hereby associate with the intention of forming this business entity under the provisions of General Law, Chapter 180 and do hereby sign these Articles of Organization as incorporator(s) this 7 Day of August, 2013. *(If an existing corporation is acting as incorporator, type in the exact name of the business entity, the state or other jurisdiction where it was incorporated, the name of the person signing on behalf of said business entity and the title he/she holds or other authority by which such action is taken.)*

ROBERT MAYERSON

© 2001 - 2013 Commonwealth of Massachusetts
All Rights Reserved

MA SOC     Filing Number: 201346324610     Date: 8/7/2013 9:51:00 AM

THE COMMONWEALTH OF MASSACHUSETTS

I hereby certify that, upon examination of this document, duly submitted to me, it appears that the provisions of the General Laws relative to corporations have been complied with, and I hereby approve said articles; and the filing fee having been paid, said articles are deemed to have been filed with me on:

August 07, 2013 09:51 AM

/s/ WILLIAM FRANCIS GALVIN

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth